Investor Information
D&E Communications, Inc. is listed on the NASDAQ National Market of the NASDAQ Stock Market as DECC.
The Company serves as its own transfer agent. Inquiries concerning stock and related matters may be directed to W. Garth Sprecher, Senior Vice President and Corporate Secretary.
Telephone: (717) 738-8304 Email: gsprecher@decommunications.com
Market Makers
Ferris, Baker, Legg Mason Watts, Inc. Wood Walker, Inc. 100 Light Street 100 Light Street Baltimore, MD 21202 Baltimore, MD 21202 (800) 638-7411 (888) 682-0300
F.J. Morrissey Mitchell Securities Corp. & Company, Inc. of Oregon 1700 Market Street, Suite 1420 121 SW Morrison Street, Suite 1480 Philadelphia, PA 19103 Portland, OR 97204 (215) 563-8500 (800) 224-2226
Jefferies & Company, Inc. Wachovia Securities 520 Madison Ave., 12th Floor 1250 Broadcasting Road New York, NY 10022 P.O. Box 6347 (888) 533-3374 Wyomissing, PA 19610 (888) 769-5167
D&E Communications, Inc.
Brossman Business Complex 124 East Main Street Ephrata, PA 17522
1-877-4DE-TODAY
www.decommunications.com Email:
info@decommunications.com s m a l l t o w n s e r v i c e
big potential
Q u a r t e r l y R e p o r t
F i r s t Q u a r t e r
2 0 0 3
D&E COMMUNICATIONS,
INC.

D&E Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per-share amounts) (unaudited)	Three Months Ended March 31,
	2003	2002

Total operating revenues	$42,085	$19,577
Total operating expenses	36,882	19,340
Operating income	5,203	237
Total other income (expense)	(4,417)	(1,176)

Income (loss) from continuing operations before income taxes and dividends on utility preferred stock	786	(939)
Income taxes (benefit)	315	(150)
Dividends on utility preferred stock	16	16
Total income taxes and dividends on utility preferred stock	331	(134)
Income (loss) from continuing operations	455	(805)
Discontinued operations:
Loss from operations of paging business, net of income tax benefit of $3 and $2	(7)	(3)

Income (loss) before cumulative effect of change in accounting principle	448	(808)
Cumulative effect of change in accounting principle, net of income taxes of $177	260	—

Net Income (Loss)	$708	$(808)

Weighted average common shares outstanding	15,421	7,366
Weighted average common shares and equivalents outstanding	15,469	7,366
Basic and Diluted Earnings (Loss) per Common Share
Income (loss) from continuing operations	$0.03	$(0.11)
Loss from discontinued operations	—	—
Cumulative effect of accounting change	0.02	—

Net income (loss) per common share	$0.05	$(0.11)

Dividends per common share	$0.13	$0.13

Officers

Anne B. Sweigart Chairman & President	Robert M. Lauman Vice Chairman & Senior Executive Vice President

G. William Ruhl Chief Executive Officer	Albert H. Kramer Senior Vice President, Operations

Thomas E. Morell Senior Vice President, Chief Financial Officer & Treasurer	W. Garth Sprecher Senior Vice President & Secretary

Board of Directors

John Amos	G. William Ruhl

Thomas H. Bamford	Steven B. Silverman

Paul W. Brubaker	W. Garth Sprecher
Ronald E. Frisbie	Anne B. Sweigart

Robert A. Kinsley	D. Mark Thomas

Robert M. Lauman	Richard G. Weidner

D&E Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands, except share amounts) (unaudited)	March 31,	December 31,
	2003	2002

Assets
Current assets	$42,860	$46,885
Investments	6,301	6,455
Property, plant and equipment	313,028	310,456
Less accumulated depreciation	115,878	109,351

	197,150	201,105

Other assets
Assets held for sale	215	6,665
Goodwill	147,488	147,488
Intangible assets, net of amortization	177,414	178,964
Other	13,916	14,256

	339,033	347,373

Total assets	$585,344	$601,818

Liabilities and Shareholders’ Equity
Current liabilities	$31,796	$50,139
Long-term debt	245,731	244,966
Other liabilities	106,968	104,664
Preferred stock of utility subsidiary, series A 4 1/2%	1,446	1,446
Shareholders’ Equity
Common stock, par value $0.16, authorized shares 30,000,000	2,515	2,512
Outstanding shares: 15,432,550 at March 31, 2003; 15,413,640 at December 31, 2002
Additional paid-in capital	158,294	158,101
Accumulated other comprehensive income (loss)	(7,249)	(7,071)
Retained earnings	51,125	52,343
Treasury stock at cost, 306,910 shares at March 31, 2003 and December 31, 2002	(5,282)	(5,282)

	199,403	200,603

Total liabilities and shareholders’ equity	$585,344	$601,818

D&E Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(in thousands) (unaudited)	Three Months Ended March 31,
	2003	2002

Cash flows from operating activities of continuing operations	$8,970	$424
Net cash provided by (used in) investing activities from continuing operations	5,931	(5,748)
Net cash provided by (used in) financing activities from continuing operations	(961)	4,786

Cash provided by (used in) continuing operations	13,940	(538)
Net cash provided by (used in) discontinued operations	(20,507)	1,022

Increase (decrease) in cash and cash equivalents	(6,567)	484
Cash and cash equivalents
Beginning of period	15,514	615

End of period	$8,947	$1,099

Dear Shareholder,

The first quarter of 2003 was one of significant progress in our various business segments. We are developing our role as an Integrated Communications Provider, offering more of our services in more markets in central and eastern Pennsylvania.

The Rural Local Exchange Carrier (RLEC) segment, which includes our three telephone companies, continued to generate strong revenues and income. Operating income in this segment for first-quarter 2003 was $7.7 million on revenues of $27.7 million.

We saw strong growth in our Competitive Local Exchange Carrier (CLEC) segment, with our line count rising to 33,276 by March 31, up 10 percent in the quarter.

On April 1, 2003, our Internet Services segment introduced a new product, D&E Jazzd Turbo, which can accelerate most popular web surfing activities for dial-up subscribers. Available to all our subscribers for an additional monthly fee, Jazzd Turbo offers a cost-effective way to speed up email and downloads.

Below are statistics about changes in line counts and subscribers during the quarter:

	March 31	Dec. 31	Change
	2003	2002

RLEC Lines	144,934	145,310	-0.3%
CLEC Lines	33,276	30,200	+10.2%
DSL Subscribers	6,124	5,615	+9.1%
Dial-up Internet Subscribers	12,967	12,652	+2.5%
Web Hosting Customers	701	651	+7.7%

The Systems Integration segment has faced a challenging economic environment that has curtailed information technology spending at many companies. We have responded by increasing our sales efforts and expanding this segment’s operations in additional markets, including Lewisburg, Birdsboro, State College and King of Prussia. Systems integration provides customers with the latest technology, including network security, wireless networking and Voice Over Internet Protocol (VoIP) solutions.

The effects of our acquisition of Conestoga Enterprises, Inc., in May 2002 are reflected in our first-quarter corporate financial results. Operating revenues for the period ended March 31, 2003, were $42 million, more than double the $20 million for pre-acquisition D&E in first-quarter 2002. We recorded net income of $708,000 for the quarter, compared to a net loss of $808,000 during first-quarter 2002. First-quarter earnings per share were $0.05, compared to a net loss of $0.11 per share in the same period last year.

We continue to pursue the integration of our company’s operations, working to create consistent, streamlined processes that combine the best practices of Conestoga Enterprises and D&E. As part of our strategy to focus on our core operations, we completed the sale of the assets of Conestoga Wireless Company in January 2003 and completed the sale of our paging assets in May 2003.

I would like to welcome Richard G. Weidner to our board of directors. Mr. Weidner was elected at our Annual Meeting of Shareholders on May 22, 2003, and he will serve as chairman of our Audit Committee. He had served as a member of the board of directors of Conestoga Enterprises, Inc., and is the retired President of Beard and Company, Inc., Certified Public Accountants.

On behalf of the board, I extend my thanks to each shareholder for your ongoing interest in D&E Communications. It is our goal to deliver excellent communication services to our communities and a valuable investment to our shareholders.

Sincerely,

Anne B. Sweigart
Chairman & President